INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-30924 of the Dow Jones Islamic Index Fund on Form N-1A of our report dated July 20, 2001, and to the references to us under the heading "Financial Highlights" in the prospectus and "Independent Auditors" in the Statement of Additional Information which is incorporated by reference, which are part of such Registration Statement.



/s/ Deloitte & Touche LLP
Chicago, Illinois
September 27, 2001